Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To  the  Board  of  Directors
XA, Inc.
875  North  Michigan  Ave.,
Suite  2626,
Chicago,  Illinois  60611

We  hereby  consent  to  the  incorporation  by  reference  in this Registration
Statement on Form S-8 of our report dated February 8, 2005, relating to the consolidated financial statements of XA, Inc., formerly, The Experiential Agency, Inc., which appears in the Registrant's Form 10-KSB for the year ended December 31, 2004.

September 12,  2005

/s/ Pollard-Kelley

Terance L. Kelley
Vice President
Pollard-Kelley  Auditing  Services,  Inc.
3250  West  Market  St,  Suite  307,
Fairlawn,  OH  44333  330-864-2265

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